As filed with the Securities and Exchange Commission on April 15, 2010
Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PAID, INC.
(Exact Name of Registrant as Specified in its Charter)
DELAWARE	73-1479833
(State or other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

4 Brussels Street, Worcester, Massachusetts 01610 (508-791-6710)
(Address of Principal Executive Offices)(Zip Code)

SALES ONLINE DIRECT, INC. 2001 NON-QUALIFIED STOCK OPTION PLAN
(Full title of the Plan)

Gregory Rotman
President
Paid, Inc.
4 Brussels Street, Worcester, MA 01610
(508) 791-6710
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:
Michael A. Refolo, Esq.
Mirick, O’Connell, DeMallie & Lougee, LLP
100 Front Street, Worcester, MA 01608
(508) 929-1622

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated Filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	10,000,000(2)	$.373	$3,730,000	$265.95

(1)           Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, on the basis of the average of the high and low reported price of the Common Stock as reported on the National Association of Securities Dealers OTC Bulletin Board on April 14, 2010.

(2)           This Registration Statement covers 10,000,000 additional shares of common stock of Paid, Inc. that are being registered pursuant to the Sales Online Direct, Inc. 2001 Non-Qualified Stock Option Plan, as amended (the “Amended Plan”).  These shares reflect an increase of 10,000,000 shares authorized under the Amended Plan.  This Registration Statement also relates to such presently indeterminable number of additional shares of Common Stock are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.

EXPLANATORY NOTE

This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 10,000,000 additional shares of common stock, par value $0.001 per share (“Common Stock”), of Paid, Inc., a Delaware corporation (the “Registrant”), reserved for issuance upon the exercise of stock options or the issuance of restricted stock awards that may be granted under the Sales Online Direct, Inc. 2001 Non-Qualified Stock Option Plan.  The contents of the Registrant’s previously filed Form S-8 Registration Statement No. 333-55180, 333-63268, 333-68718, 333-81290, 333-104402, 333-108529, 333-125194, 333-135553, 333-149067, 333-155865 and 333-160003 as filed with the SEC on February 7, 2001, June 19, 2001, August 30, 2001, January 24, 2002, April 9, 2003, September 5, 2003, May 24, 2005, June 30, 2006, February 5, 2008, December 2, 2008 and June 16, 2009 respectively, are hereby incorporated by reference in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Number	Description

4.1*	Specimen Common Stock Certificate (Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form SB-2 (Reg. No. 333-48542))

5**	Legal Opinion of Mirick, O’Connell, DeMallie & Lougee, LLP

23.1**	Consent of Mirick, O’Connell, DeMallie & Lougee, LLP (contained in its opinion filed as Exhibit 5).

23.2**	Consent of CCR LLP

24**	Power of Attorney

99.1**	Sales Online Direct, Inc. 2001 Non-Qualified Stock Option Plan, as amended
----------
*
Incorporated by reference.  In accordance with Rule 411 promulgated pursuant to the Securities Act, reference is made to the documents noted which have been previously filed with the Commission, and are incorporated by reference herein.

**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Worcester, Massachusetts, on April 15, 2010.

PAID, INC.

/s/ Gregory Rotman
By:
Gregory Rotman, President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory Rotman and Richard Rotman, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory Rotman	Director, President and Chief Executive Officer (Principal Executive Officer)	April 15, 2010
Gregory Rotman

/s/ Richard Rotman	Director, Chief Operating Officer, Vice President and Secretary	April 15, 2010
Richard Rotman

/s/ Andrew Pilaro	Director	April 15, 2010
Andrew Pilaro

/s/ Christopher Culross	Treasurer and Chief Financial Officer (Principal Financial Officer)	April 15, 2010
Christopher Culross

EXHIBIT INDEX

Exhibit
Number

4.1*	Specimen Common Stock Certificate (Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form SB-2 (Reg. No. 333-48542))

5**	Legal Opinion of Mirick, O’Connell, DeMallie & Lougee, LLP

23.1**	Consent of Mirick, O’Connell, DeMallie & Lougee, LLP (contained in its opinion filed as Exhibit 5)

23.2**	Consent of CCR, LLP

24**	Power of Attorney

99.1**	Sales OnLine Direct, Inc. 2001 Non-Qualified Stock Option Plan, as amended

------------

*
Incorporated by reference.  In accordance with Rule 411 promulgated pursuant to the Securities Act, reference is made to the documents noted which have been previously filed with the Commission, and are incorporated by reference herein.

**	Filed herewith.